Exhibit 10.18

SECOND ADDENDUM TO THE INVESTMENT MANAGEMENT AGREEMENT

THIS SECOND ADDENDUM TO THE INVESTMENT MANAGEMENT AGREEMENT (this “2nd Addendum”) is made and entered into as of the ____ day of ______________, 2016 by and between Guardian Capital Management Limited (the “Investment Manager”) and Striker Asia Opportunities Fund Corporation (the “Company”).

WHEREAS, the parties have entered into an Investment Management Agreement dated 26 October 2010 (the “Agreement”), and an addendum to the Investment Management Agreement dated 10 February 2012 (“1st Addendum”); and

WHEREAS, the Agreement collectively with 1st Addendum and 2nd Addendum, together provides for investment management services by the Investment Manager for the Company; and

WHEREAS, the Investment Manager wishes to terminate Performance Fee, in accordance with this 2nd Addendum, as further described herein with full effect as of 1 January 2017.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, the parties agree as follows:

1.	Capitalized terms not defined herein have the meanings set forth in the Agreement.

2.	References to Performance Fee in Point 3 of the 1st Addendum, and all sub-sections of Section 4.2 of the Agreement shall be deleted in entirety.

3.	Except as expressly set forth herein, the terms and conditions of the Agreement, read together with the 1st Addendum, shall continue in full force and effect.

4.	This 2nd Addendum may be executed in one or more counterparts, each of which when executed shall be deemed to be original, but all of which taken together shall constitute one and the same instrument.

5.	In the event of a conflict between the Agreement or the 1st Addendum, and this 2nd Addendum, the terms and conditions of this 2nd Addendum shall control.

WHEREFORE, the parties hereto have executed this 2nd Addendum as of the date first stated above.

GUARDIAN CAPITAL MANAGEMENT LIMITED
(the “Investment Manager”)

By:
Name:	HUEN Chung Yuen Ian
Title:	Managing Director

STRIKER ASIA OPPORTUNITIES FUND CORPORATION
(the “Company”)

By:
Name:	Kenrick Henry Fok
Title:	Authorised Signer